Citigroup Global Markets Holdings Inc.	January 31, 2020 Medium-Term Senior Notes, Series N Pricing Supplement No. 2020-USNCH3554 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-224495 and 333-224495-03

Upturn Securities Linked to an Equally Weighted Basket of Ten Underlyings Due August 5, 2021

▪	The securities offered by this pricing supplement are unsecured debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest and do not repay a fixed amount of principal at maturity. Instead, the securities offer a payment at maturity that may be greater than, equal to or less than the stated principal amount, depending on the performance of the basket of underlyings specified below.

▪	The securities offer modified exposure to the performance of the basket from the initial basket value to the final basket value, with the opportunity to participate in a limited range of potential appreciation of the basket at the upside participation rate specified below. In exchange for this feature, investors in the securities must be willing to forgo any appreciation of the basket in excess of the maximum return at maturity specified below and any dividends with respect to the underlyings. In addition, investors in the securities must be willing to accept full downside exposure to any depreciation of the basket. If the basket depreciates from the initial basket value to the final basket value, you will lose 1% of the stated principal amount of your securities for every 1% of that depreciation. You may lose a significant portion, and up to all, of your investment.

▪	In order to obtain the exposure to the basket that the securities provide, investors must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any amount due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Basket:	A basket composed of the underlyings listed on the next page, each having the weighting and initial underlying value listed on the next page
Stated principal amount:	$1,000 per security
Pricing date:	January 31, 2020
Issue date:	February 5, 2020
Initial valuation dates:	January 31, 2020, February 7, 2020, February 14, 2020, February 21, 2020, February 28, 2020, March 6, 2020, March 13, 2020, March 20, 2020, March 27, 2020 and April 3, 2020, each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur
Final valuation date:	August 2, 2021, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur
Maturity date:	August 5, 2021
Payment at maturity:

For each $1,000 stated principal amount security you hold at maturity, you will receive:

▪ If the final basket value is greater than the initial basket value: $1,000 + the return amount, subject to the maximum return at maturity

▪ If the final basket value is less than or equal to the initial basket value: $1,000 + ($1,000 × the basket return)

If the basket depreciates from the initial basket value to the final basket value, you will have full downside exposure to the negative basket return and your payment at maturity will be less, and possibly significantly less, than the $1,000 stated principal amount per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion, and up to all, of your investment.

Basket value:	On any date, 100 × (1 + the sum of the weighted underlying returns of the underlyings determined as of that date)
Basket return:	(i) The final basket value minus the initial basket value, divided by (ii) the initial basket value
Initial basket value:	The lowest basket value on any of the initial valuation dates. Because the basket value is 100 on the pricing date, which is the first initial valuation date, the initial basket value will in no event be greater than 100. There is no assurance, however, that the initial basket value will be less than 100.
Final basket value:	The basket value on the final valuation date
Weighted underlying return:	For each underlying as of any date, its underlying return as of that date multiplied by its weighting
Underlying return:	For each underlying as of any date, (i) its closing value on that date minus its initial underlying value, divided by (ii) its initial underlying value
Return amount:	$1,000 × the basket return × the upside participation rate
Upside participation rate:	150%
Maximum return at maturity:	$142.50 per security (at least 14.25% of the stated principal amount). The payment at maturity per security will not exceed the stated principal amount plus the maximum return at maturity.
Listing:	The securities will not be listed on any securities exchange.
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)	Underwriting fee(2)	Proceeds to issuer
Per security:	$1,000	$12.50	$987.50
Total:	$1,775,000	$22,187.50	$1,752,812.50

(Key Terms continued on next page)

(1) On the date of this pricing supplement, the estimated value of the securities is $971.80 per security, which is less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement. In addition to the underwriting fee, CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-8.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense. You should read this pricing supplement together with the accompanying product supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.

Product Supplement No. EA-02-08 dated February 15, 2019       Prospectus Supplement and Prospectus each dated May 14, 2018

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.

KEY TERMS (continued)
Basket:	Underlyings	Weighting	Initial Underlying Value*
	Delta Air Lines, Inc.	10.00%	$55.74
	The Estée Lauder Companies Inc.	10.00%	$195.16
	Hilton Worldwide Holdings Inc.	10.00%	$107.80
	Huazhu Group Limited	10.00%	$34.50
	Las Vegas Sands Corp.	10.00%	$65.31
	Melco Resorts & Entertainment Limited	10.00%	$20.17
	Royal Caribbean Cruises Ltd.	10.00%	$117.08
	United Airlines Holdings, Inc.	10.00%	$74.80
	Wynn Resorts, Limited	10.00%	$126.16
	Yum China Holdings, Inc.	10.00%	$43.07
	* For each underlying, its closing value on the pricing date
CUSIP / ISIN:	17327T4L7 / US17327T4L75

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, the accompanying product supplement contains important information about how the closing value of each underlying will be determined and about adjustments that may be made to the terms of the securities upon the occurrence of market disruption events and other specified events with respect to each underlying. It is important that you read the accompanying product supplement, prospectus supplement and prospectus together with this pricing supplement in deciding whether to invest in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Closing Value. The “closing value” of each underlying on any date is the closing price of its underlying shares on such date, as provided in the accompanying product supplement. The “underlying shares” of (i) Delta Air Lines, Inc., Hilton Worldwide Holdings Inc., Las Vegas Sands Corp., Royal Caribbean Cruises Ltd., United Airlines Holdings, Inc., Wynn Resorts, Limited and Yum China Holdings, Inc. are their respective shares of common stock, (ii) the Estée Lauder Companies Inc. are its shares of Class A common stock and (iii) Huazhu Group Limited and Melco Resorts & Entertainment Limited are their American Depositary Shares (“ADSs”) representing their ordinary shares. Please see the accompanying product supplement for more information.

PS-2

Citigroup Global Markets Holdings Inc.

Payout Diagram

The diagram below illustrates your payment at maturity for a range of hypothetical basket returns.

Investors in the securities will not receive any dividends with respect to the underlyings. The diagram and examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—Investing in the securities is not equivalent to investing in the underlyings” below.

Upturn Securities Payment at Maturity Diagram

■ The Securities	■ The Basket

PS-3

Citigroup Global Markets Holdings Inc.

Hypothetical Examples

The examples below illustrate how to determine the payment at maturity on the securities, assuming the various hypothetical final basket values indicated below. The examples are solely for illustrative purposes, do not show all possible outcomes and are not a prediction of what the actual payment at maturity on the securities will be. The actual payment at maturity will depend on the actual final basket value.

The examples below are based on a hypothetical initial basket value of 100 and a hypothetical initial underlying value of $100 for each underlying. The examples may not represent the actual initial basket value, which will not be determined until the last initial valuation date, or the actual initial underlying values of the underlyings. We have used these hypothetical values, rather than the actual values, to simplify the calculations and aid understanding of how the securities work. However, you should understand that the actual payment at maturity on the securities will be calculated based on the actual initial basket value, the actual initial underlying value of each underlying and the actual final basket value and not the hypothetical values indicated below. The examples below are intended to illustrate how your payment at maturity will depend on whether the final basket value is greater than or less than the initial basket value and by how much.

Example 1—Upside Scenario A. The final basket value is 105.00, resulting in a 5.00% basket return. In this example, the final basket value is greater than the initial basket value.

Underlying	Hypothetical Closing Value on Final Valuation Date	Hypothetical Underlying Return as of Final Valuation Date	Weighting	Hypothetical Weighted Underlying Return as of Final Valuation Date
Delta Air Lines, Inc.	$77.00	-23.00%	10.00%	-2.30%
The Estée Lauder Companies Inc.	$130.00	30.00%	10.00%	3.00%
Hilton Worldwide Holdings Inc.	$95.00	-5.00%	10.00%	-0.50%
Huazhu Group Limited	$120.00	20.00%	10.00%	2.00%
Las Vegas Sands Corp.	$90.00	-10.00%	10.00%	-1.00%
Melco Resorts & Entertainment Limited	$116.00	16.00%	10.00%	1.60%
Royal Caribbean Cruises Ltd.	$110.00	10.00%	10.00%	1.00%
United Airlines Holdings, Inc.	$85.00	-15.00%	10.00%	-1.50%
Wynn Resorts, Limited	$107.00	7.00%	10.00%	0.70%
Yum China Holdings, Inc.	$120.00	20.00%	10.00%	2.00%
Sum of the hypothetical weighted underlying returns as of final valuation date:				5.00%
Hypothetical final basket value:		100 × (1 + the sum of the hypothetical weighted underlying returns of the underlyings as of the final valuation date) = 100 × (1 + 5.00%) = 105.00

Payment at maturity per security = $1,000 + the return amount, subject to the maximum return at maturity

= $1,000 + ($1,000 × the basket return × the upside participation rate), subject to the maximum return at maturity

= $1,000 + ($1,000 × 5.00% × 150%), subject to the maximum return at maturity

= $1,000 + $75, subject to the maximum return at maturity

= $1,075

In this scenario, the basket has appreciated from the initial basket value to the final basket value, and your total return at maturity would equal the basket return multiplied by the upside participation rate.

PS-4

Citigroup Global Markets Holdings Inc.

Example 2—Upside Scenario B. The final basket value is 150.00, resulting in a 50.00% basket return. In this example, the final basket value is greater than the initial basket value.

Underlying	Hypothetical Closing Value on Final Valuation Date	Hypothetical Underlying Return as of Final Valuation Date	Weighting	Hypothetical Weighted Underlying Return as of Final Valuation Date
Delta Air Lines, Inc.	$71.00	-29.00%	10.00%	-2.90%
The Estée Lauder Companies Inc.	$165.00	65.00%	10.00%	6.50%
Hilton Worldwide Holdings Inc.	$200.00	100.00%	10.00%	10.00%
Huazhu Group Limited	$140.00	40.00%	10.00%	4.00%
Las Vegas Sands Corp.	$109.00	9.00%	10.00%	0.90%
Melco Resorts & Entertainment Limited	$230.00	130.00%	10.00%	13.00%
Royal Caribbean Cruises Ltd.	$145.00	45.00%	10.00%	4.50%
United Airlines Holdings, Inc.	$85.00	-15.00%	10.00%	-1.50%
Wynn Resorts, Limited	$230.00	130.00%	10.00%	13.00%
Yum China Holdings, Inc.	$125.00	25.00%	10.00%	2.50%
Sum of the hypothetical weighted underlying returns as of final valuation date:				50.00%
Hypothetical final basket value:		100 × (1 + the sum of the hypothetical weighted underlying returns of the underlyings as of the final valuation date) = 100 × (1 + 50.00%) = 150.00

Payment at maturity per security = $1,000 + the return amount, subject to the maximum return at maturity

= $1,000 + ($1,000 × the basket return × the upside participation rate), subject to the maximum return at maturity

= $1,000 + ($1,000 × 50.00% × 150%), subject to the maximum return at maturity

= $1,000 + $750, subject to the maximum return at maturity

= $1,142.50

In this scenario, the basket has appreciated from the initial basket value to its final basket value, but the basket return multiplied by the upside participation rate would exceed the maximum return at maturity. As a result, your total return at maturity in this scenario would be limited to the maximum return at maturity, and an investment in the securities would underperform a hypothetical alternative investment providing 1-to-1 exposure to the appreciation of the basket without a maximum return.

Example 3—Downside Scenario A. The final basket value is 70.00, resulting in a -30.00% basket return. In this example, the final basket value is less than the initial basket value.

Underlying	Hypothetical Closing Value on Final Valuation Date	Hypothetical Underlying Return as of Final Valuation Date	Weighting	Hypothetical Weighted Underlying Return as of Final Valuation Date
Delta Air Lines, Inc.	$30.00	-70.00%	10.00%	-7.00%
The Estée Lauder Companies Inc.	$60.00	-40.00%	10.00%	-4.00%
Hilton Worldwide Holdings Inc.	$71.00	-29.00%	10.00%	-2.90%
Huazhu Group Limited	$45.00	-55.00%	10.00%	-5.50%
Las Vegas Sands Corp.	$50.00	-50.00%	10.00%	-5.00%
Melco Resorts & Entertainment	$35.00	-65.00%	10.00%	-6.50%

PS-5

Citigroup Global Markets Holdings Inc.

Limited
Royal Caribbean Cruises Ltd.	$100.00	0.00%	10.00%	0.00%
United Airlines Holdings, Inc.	$69.00	-31.00%	10.00%	-3.10%
Wynn Resorts, Limited	$115.00	15.00%	10.00%	1.50%
Yum China Holdings, Inc.	$125.00	25.00%	10.00%	2.50%
Sum of the hypothetical weighted underlying returns as of final valuation date:				-30.00%
Hypothetical final basket value:		100 × (1 + the sum of the hypothetical weighted underlying returns of the underlyings as of the final valuation date) = 100 × (1 + -30.00%) = 70.00

Payment at maturity per security = $1,000 + ($1,000 × the basket return)

= $1,000 + ($1,000 × -30%)

= $1,000 + -$300

= $700

In this scenario, the basket has depreciated from the initial basket value to the final basket value. As a result, your total return at maturity in this scenario would be negative and would reflect 1-to-1 exposure to the negative performance of the basket.

Example 4—Downside Scenario B. The final basket value is 30.00, resulting in a -70% basket return. In this example, the final basket value is less than the initial basket value.

Underlying	Hypothetical Closing Value on Final Valuation Date	Hypothetical Underlying Return as of Final Valuation Date	Weighting	Hypothetical Weighted Underlying Return as of Final Valuation Date
Delta Air Lines, Inc.	$5.00	-95.00%	10.00%	-9.50%
The Estée Lauder Companies Inc.	$20.00	-80.00%	10.00%	-8.00%
Hilton Worldwide Holdings Inc.	$20.00	-80.00%	10.00%	-8.00%
Huazhu Group Limited	$15.00	-85.00%	10.00%	-8.50%
Las Vegas Sands Corp.	$55.00	-45.00%	10.00%	-4.50%
Melco Resorts & Entertainment Limited	$30.00	-70.00%	10.00%	-7.00%
Royal Caribbean Cruises Ltd.	$10.00	-90.00%	10.00%	-9.00%
United Airlines Holdings, Inc.	$55.00	-45.00%	10.00%	-4.50%
Wynn Resorts, Limited	$45.00	-55.00%	10.00%	-5.50%
Yum China Holdings, Inc.	$45.00	-55.00%	10.00%	-5.50%
Sum of the hypothetical weighted underlying returns as of final valuation date:				-70.00%
Hypothetical final basket value:		100 × (1 + the sum of the hypothetical weighted underlying returns of the underlyings as of the final valuation date) = 100 × (1 + -70.00%) = 30.00

Payment at maturity per security = $1,000 + ($1,000 × the basket return)

= $1,000 + ($1,000 × -70%)

= $1,000 + -$700

PS-6

Citigroup Global Markets Holdings Inc.

= $300

In this scenario, the basket has depreciated from the initial basket value to the final basket value and the final basket value is less than the initial basket value. As a result, your total return at maturity in this scenario would be negative and would reflect 1-to-1 exposure to the negative performance of the basket.

PS-7

Citigroup Global Markets Holdings Inc.

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with the underlyings. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-7 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose some or all of your investment. Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, your payment at maturity will depend on the performance of the basket. If the basket depreciates from the initial basket value to the final basket value, you will lose 1% of the stated principal amount of the securities for every 1% of that depreciation. There is no minimum payment at maturity on the securities and you may lose up to all of your investment.

▪	Your potential return on the securities is limited. Your potential total return on the securities at maturity is limited to the maximum return at maturity, even if the basket appreciates by significantly more than the maximum return at maturity. If the basket appreciates by more than the maximum return at maturity, the securities will underperform an alternative investment providing 1-to-1 exposure to the performance of the basket. When lost dividends are taken into account, the securities may underperform an alternative investment providing 1-to-1 exposure to the performance of the basket and a pass-through of dividends even if the basket appreciates by less than the maximum return at maturity. In addition, the maximum return at maturity reduces the effect of the upside participation rate for all final basket values exceeding the final basket value at which, by multiplying the corresponding basket return by the upside participation rate, the maximum return at maturity is reached.

▪	The securities do not pay interest. Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity. You should not invest in the securities if you seek current income during the term of the securities.

▪	Investing in the securities is not equivalent to investing in the underlyings. You will not receive any dividends with respect to the underlyings. This lost dividend yield may be significant over the term of the securities. The payment scenarios described in this pricing supplement do not show any effect of such lost dividend yield over the term of the securities. In addition, you will not have voting rights or any other rights with respect to the underlyings.

▪	Your payment at maturity depends on the closing value of the basket on a single day. Because your payment at maturity depends on the closing value of the basket solely on the final valuation date, you are subject to the risk that the closing value of the basket on that day may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested in another instrument linked to the basket, or the underlyings, that you could sell for full value at a time selected by you, or if the payment at maturity were based on an average of closing values of the basket, you might have achieved better returns.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

PS-8

Citigroup Global Markets Holdings Inc.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of the underlyings, the correlation among the underlyings, dividend yields on the underlyings and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that we will pay to investors in the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the closing values of the underlyings, the volatility of, and correlation between, the closing values of the underlyings, dividend yields on the underlyings, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate, among other factors described under “Risk Factors Relating to the Securities—Risk Factors Relating to All Securities—The value of your securities prior to maturity will fluctuate based on many unpredictable factors” in the accompanying product supplement. Changes in the closing values of the underlyings may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	Changes in the closing values of the underlyings may offset each other. The performances of the underlyings may not be correlated with each other. If some of the underlyings appreciate, others may not appreciate as much or may even depreciate. In such event, the appreciation of some of the underlyings may be moderated, wholly offset or more than offset by lesser appreciation or by depreciation in the value of the other underlyings.

▪	The underlyings may be highly correlated in decline. The performances of the underlyings may become highly correlated during periods of declining prices. This may occur because of events that have broad effects on markets generally or on the underlyings specifically. If the underlyings become correlated in decline, the depreciation of some underlyings will not be offset by the performance of the other underlyings and, in fact, each underlying may contribute to an overall decline from the initial basket value to the final basket value.

▪	An investment in the securities is not a diversified investment. The fact that the securities are linked to a basket does not mean that the securities represent a diversified investment. First, although the underlyings differ in important respects, many of them represent similar or related industries. Second, the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. No amount of diversification that may be represented by the underlyings will offset the risk that we and Citigroup Inc. may default on our obligations.

PS-9

Citigroup Global Markets Holdings Inc.

▪	Our offering of the securities is not a recommendation of the basket or the underlyings. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the basket or any of the underlyings is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the underlyings or in instruments related to the underlyings, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlyings. These and other activities of our affiliates may affect the closing values of the underlyings in a way that negatively affects the value of and your return on the securities.

▪	The closing value of an underlying may be adversely affected by our or our affiliates’ hedging and other trading activities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates, who may take positions in the underlyings or in financial instruments related to the underlyings and may adjust such positions during the term of the securities. Our affiliates also take positions in the underlyings or in financial instruments related to the underlyings on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the closing values of the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates engage in business activities with a wide range of companies. These activities include extending loans, making and facilitating investments, underwriting securities offerings and providing advisory services. These activities could involve or affect the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines. In addition, in the course of this business, we or our affiliates may acquire non-public information, which will not be disclosed to you.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur during the term of the securities, such as market disruption events and other events with respect to an underlying, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities, including the weighting for each underlying. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities. See “Risk Factors Relating to the Securities—Risk Factors Relating to All Securities—The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities” in the accompanying product supplement.

▪	Even if an underlying pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement. In general, an adjustment will not be made under the terms of the securities for any cash dividend paid by an underlying unless the amount of the dividend per share, together with any other dividends paid in the same quarter, exceeds the dividend paid per share in the most recent quarter by an amount equal to at least 10% of the closing value of that underlying on the date of declaration of the dividend. Any dividend will reduce the closing value of the underlying by the amount of the dividend per share. If an underlying pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities will be adversely affected. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

▪	The securities will not be adjusted for all events that may have a dilutive effect on or otherwise adversely affect the closing value of an underlying. For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above, partial tender offers or additional underlying share issuances. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of the underlying shares of an underlying would not.

▪	The securities may become linked to an underlying other than an original underlying upon the occurrence of a reorganization event or upon the delisting of the underlying shares of that original underlying. For example, if an underlying enters into a merger agreement that provides for holders of its underlying shares to receive shares of another entity and such shares are marketable securities, the closing value of that underlying following consummation of the merger will be based on the value of such other shares. Additionally, if the underlying shares of an underlying are delisted, the calculation agent may select a successor underlying. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF” in the accompanying product supplement.

▪	If the underlying shares of an underlying are delisted, we may call the securities prior to maturity for an amount that may be less than the stated principal amount. If we exercise this call right, you will receive the amount described under “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Delisting of an Underlying Company” in the accompanying product supplement. This amount may be less, and possibly significantly less, than the stated principal amount of the securities.

▪	You will have no rights with respect to an underlying. If any change to the underlying shares of an underlying is proposed, such as an amendment to an underlying’s organizational documents, you will not have the right to vote on such change. Any such change may adversely affect the market value of the underlying shares of that underlying.

▪	The securities are subject to risks associated with non-U.S. companies. Several of the underlyings are non-U.S. companies. The value of those underlyings, therefore, may be affected by political, economic, financial and social factors in the countries where those underlyings are located, including changes in those countries’ governmental, economic and fiscal policies, currency exchange laws or other laws or restrictions.

PS-10

Citigroup Global Markets Holdings Inc.

▪	The underlying shares of certain of the underlyings are ADSs and therefore are subject to currency exchange rate risk. There are significant risks associated with an investment linked to ADSs that are quoted and traded in U.S. dollars and represent an equity security issued by a foreign company. If the equity security represented by the ADSs is traded in a foreign currency on a foreign exchange, the price of the ADSs will be affected by fluctuations in the currency exchange rate between the U.S. dollar and the relevant foreign currency. In addition, if a significant portion of the underlying’s revenues or assets is denominated in one or more foreign currencies, changes in the exchange rate between the U.S. dollar and those foreign currencies may affect the underlying’s financial performance and, in turn, the price of the ADSs. In recent years, the rate of exchange between the U.S. dollar and some other currencies has been highly volatile and this volatility may continue in the future. These risks generally depend on economic and political events that cannot be predicted.

▪	There are important differences between the rights of holders of ADSs and the rights of holders of the equity securities represented by the ADSs. Because the underlying shares of certain of the underlyings are ADSs representing an equity security issued by a foreign company (the “underlying equity”), you should be aware that important differences exist between the rights of holders of ADSs and an underlying equity. The ADSs are issued by a financial institution (the “ADS depositary”) under a deposit agreement, which sets forth the rights and responsibilities of the ADS depositary, an underlying and holders of the ADSs. The rights of holders of ADSs under that deposit agreement may be different from the rights of holders of the underlying equity. For example, the underlying may make distributions in respect of its underlying equity that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of the ADSs and holders of the underlying equity may be significant and may materially and adversely affect the value of the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

If you are a non-U.S. investor, you should review the discussion of withholding tax issues in “United States Federal Tax Considerations—Non-U.S. Holders” below.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PS-11

Citigroup Global Markets Holdings Inc.

Hypothetical Historical Information About the Basket

Because the basket exists solely for purposes of these securities, historical information on the performance of the basket does not exist for dates prior to the pricing date for these securities. The graph below sets forth the hypothetical historical daily values of the basket for the period from October 17, 2016 to January 31, 2020, assuming that the basket was created on October 17, 2016 with the same underlyings and corresponding weightings in the basket and with a value of 100 on that date. The hypothetical performance of the basket is based on the actual closing values of the underlyings on the applicable dates. We obtained these closing values from Bloomberg L.P., without independent verification. Any historical trend in the value of the basket during the period shown below is not an indication of the performance of the basket during the term of the securities.

PS-12

Citigroup Global Markets Holdings Inc.

Information About Delta Air Lines, Inc.

Delta Air Lines, Inc. provides scheduled air transportation for passengers, freight, and mail over a network of routes. The company offers flight status information, bookings, baggage handling, and other related services. Delta Air Lines, Inc. serves customers worldwide. The underlying shares of Delta Air Lines, Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Delta Air Lines, Inc. pursuant to the Exchange Act can be located by reference to SEC file number 001-05424 through the SEC’s website at http://www.sec.gov. In addition, information regarding Delta Air Lines, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Delta Air Lines, Inc. trade on the New York Stock Exchange under the ticker symbol “DAL.”

We have derived all information regarding Delta Air Lines, Inc. from publicly available information and have not independently verified any information regarding Delta Air Lines, Inc. This pricing supplement relates only to the securities and not to Delta Air Lines, Inc. We make no representation as to the performance of Delta Air Lines, Inc. over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Delta Air Lines, Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of Delta Air Lines, Inc. on January 31, 2020 was $55.74.

The graph below shows the closing value of Delta Air Lines, Inc. for each day such value was available from January 2, 2015 to January 31, 2020. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

PS-13

Citigroup Global Markets Holdings Inc.

Information About The Estée Lauder Companies Inc.

The Estée Lauder Companies Inc. manufactures and markets a wide range of skin care, makeup, fragrance, and hair care products. The company's products are sold in countries and territories around the world. The underlying shares of the Estée Lauder Companies Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by the Estée Lauder Companies Inc. pursuant to the Exchange Act can be located by reference to SEC file number 001-14064 through the SEC’s website at http://www.sec.gov. In addition, information regarding the Estée Lauder Companies Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the Estée Lauder Companies Inc. trade on the New York Stock Exchange under the ticker symbol “EL.”

We have derived all information regarding the Estée Lauder Companies Inc. from publicly available information and have not independently verified any information regarding the Estée Lauder Companies Inc. This pricing supplement relates only to the securities and not to the Estée Lauder Companies Inc. We make no representation as to the performance of the Estée Lauder Companies Inc. over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The Estée Lauder Companies Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the Estée Lauder Companies Inc. on January 31, 2020 was $195.16.

The graph below shows the closing value of the Estée Lauder Companies Inc. for each day such value was available from January 2, 2015 to January 31, 2020. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

PS-14

Citigroup Global Markets Holdings Inc.

Information About Hilton Worldwide Holdings Inc.

Hilton Worldwide Holdings Inc. operates as a holding company. The company, through its subsidiaries, provides hospitality services. Hilton Worldwide Holdings Inc. owns and manages hotels, resorts, and timeshare properties globally. The underlying shares of Hilton Worldwide Holdings Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Hilton Worldwide Holdings Inc. pursuant to the Exchange Act can be located by reference to SEC file number 001-36243 through the SEC’s website at http://www.sec.gov. In addition, information regarding Hilton Worldwide Holdings Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Hilton Worldwide Holdings Inc. trade on the New York Stock Exchange under the ticker symbol “HLT.”

We have derived all information regarding Hilton Worldwide Holdings Inc. from publicly available information and have not independently verified any information regarding Hilton Worldwide Holdings Inc. This pricing supplement relates only to the securities and not to Hilton Worldwide Holdings Inc. We make no representation as to the performance of Hilton Worldwide Holdings Inc. over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Hilton Worldwide Holdings Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of Hilton Worldwide Holdings Inc. on January 31, 2020 was $107.80.

The graph below shows the closing value of Hilton Worldwide Holdings Inc. for each day such value was available from January 2, 2015 to January 31, 2020. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

Hilton Worldwide Holdings Inc. – Historical Closing Values January 2, 2015 to January 31, 2020

PS-15

Citigroup Global Markets Holdings Inc.

Information About Huazhu Group Limited

Huazhu Group Limited operates and franchises hotels. The company provides hotel leasing, direct hotel operation, and co-development services. Huazhu Group Limited mainly conducts business in China. The underlying shares of Huazhu Group Limited are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Huazhu Group Limited pursuant to the Exchange Act can be located by reference to SEC file number 001-34656 through the SEC’s website at http://www.sec.gov. In addition, information regarding Huazhu Group Limited may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Huazhu Group Limited trade on the NASDAQ Global Select Market under the ticker symbol “HTHT.”

We have derived all information regarding Huazhu Group Limited from publicly available information and have not independently verified any information regarding Huazhu Group Limited. This pricing supplement relates only to the securities and not to Huazhu Group Limited. We make no representation as to the performance of Huazhu Group Limited over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Huazhu Group Limited is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of Huazhu Group Limited on January 31, 2020 was $34.50.

The graph below shows the closing value of Huazhu Group Limited for each day such value was available from January 2, 2015 to January 31, 2020. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

Huazhu Group Limited – Historical Closing Values January 2, 2015 to January 31, 2020

PS-16

Citigroup Global Markets Holdings Inc.

Information About Las Vegas Sands Corp.

Las Vegas Sands Corp. owns and operates casino resorts and convention centers. The company operates in the United States, Macau and Singapore. Las Vegas Sands Corp. offers a wide range of gaming activities and entertainment as well as overnight accommodations, while its expo centers host a wide range of entertainment shows, expositions, and other activities. The underlying shares of Las Vegas Sands Corp. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Las Vegas Sands Corp. pursuant to the Exchange Act can be located by reference to SEC file number 001-32373 through the SEC’s website at http://www.sec.gov. In addition, information regarding Las Vegas Sands Corp. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Las Vegas Sands Corp. trade on the New York Stock Exchange under the ticker symbol “LVS.”

We have derived all information regarding Las Vegas Sands Corp. from publicly available information and have not independently verified any information regarding Las Vegas Sands Corp. This pricing supplement relates only to the securities and not to Las Vegas Sands Corp. We make no representation as to the performance of Las Vegas Sands Corp. over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Las Vegas Sands Corp. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of Las Vegas Sands Corp. on January 31, 2020 was $65.31.

The graph below shows the closing value of Las Vegas Sands Corp. for each day such value was available from January 2, 2015 to January 31, 2020. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

Las Vegas Sands Corp. – Historical Closing Values January 2, 2015 to January 31, 2020

PS-17

Citigroup Global Markets Holdings Inc.

Information About Melco Resorts & Entertainment Limited

Melco Resorts & Entertainment Limited develops, owns, and operates casinos. The company offers casino gaming, restaurants, bars, and resorts facilities. Melco Resorts & Entertainment Limited serves customers in Asia. The underlying shares of Melco Resorts & Entertainment Limited are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Melco Resorts & Entertainment Limited pursuant to the Exchange Act can be located by reference to SEC file number 001-33178 through the SEC’s website at http://www.sec.gov. In addition, information regarding Melco Resorts & Entertainment Limited may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Melco Resorts & Entertainment Limited trade on the NASDAQ Global Select Market under the ticker symbol “MLCO.”

We have derived all information regarding Melco Resorts & Entertainment Limited from publicly available information and have not independently verified any information regarding Melco Resorts & Entertainment Limited. This pricing supplement relates only to the securities and not to Melco Resorts & Entertainment Limited. We make no representation as to the performance of Melco Resorts & Entertainment Limited over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Melco Resorts & Entertainment Limited is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of Melco Resorts & Entertainment Limited on January 31, 2020 was $20.17.

The graph below shows the closing value of Melco Resorts & Entertainment Limited for each day such value was available from January 2, 2015 to January 31, 2020. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

Melco Resorts & Entertainment Limited – Historical Closing Values January 2, 2015 to January 31, 2020

PS-18

Citigroup Global Markets Holdings Inc.

Information About Royal Caribbean Cruises Ltd.

Royal Caribbean Cruises Ltd. operates as a global cruise company operating a fleet of vessels in the cruise vacation industry. The company operates through brands that primarily serve the contemporary, premium, and deluxe segments of the cruise vacation industry that also includes the budget and luxury segments. The underlying shares of Royal Caribbean Cruises Ltd. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Royal Caribbean Cruises Ltd. pursuant to the Exchange Act can be located by reference to SEC file number 001-11884 through the SEC’s website at http://www.sec.gov. In addition, information regarding Royal Caribbean Cruises Ltd. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Royal Caribbean Cruises Ltd. trade on the New York Stock Exchange under the ticker symbol “RCL.”

We have derived all information regarding Royal Caribbean Cruises Ltd. from publicly available information and have not independently verified any information regarding Royal Caribbean Cruises Ltd. This pricing supplement relates only to the securities and not to Royal Caribbean Cruises Ltd. We make no representation as to the performance of Royal Caribbean Cruises Ltd. over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Royal Caribbean Cruises Ltd is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of Royal Caribbean Cruises Ltd. on January 31, 2020 was $117.08.

The graph below shows the closing value of Royal Caribbean Cruises Ltd. for each day such value was available from January 2, 2015 to January 31, 2020. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

Royal Caribbean Cruises Ltd. – Historical Closing Values January 2, 2015 to January 31, 2020

PS-19

Citigroup Global Markets Holdings Inc.

Information About United Airlines Holdings, Inc.

United Airlines Holdings, Inc. operates as a holding company. The company, through its subsidiaries, provides air transportation services. United Airlines Holdings, Inc. owns and manages airlines that transport people and cargo. United Airlines Holdings, Inc. serves customers worldwide. The underlying shares of United Airlines Holdings, Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by United Airlines Holdings, Inc. pursuant to the Exchange Act can be located by reference to SEC file number 001-06033 through the SEC’s website at http://www.sec.gov. In addition, information regarding United Airlines Holdings, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of United Airlines Holdings, Inc. trade on the NASDAQ Global Select Market under the ticker symbol “UAL.”

We have derived all information regarding United Airlines Holdings, Inc. from publicly available information and have not independently verified any information regarding United Airlines Holdings, Inc. This pricing supplement relates only to the securities and not to United Airlines Holdings, Inc. We make no representation as to the performance of United Airlines Holdings, Inc. over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. United Airlines Holdings, Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of United Airlines Holdings, Inc. on January 31, 2020 was $74.80.

The graph below shows the closing value of United Airlines Holdings, Inc. for each day such value was available from January 2, 2015 to January 31, 2020. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

United Airlines Holdings, Inc. – Historical Closing Values January 2, 2015 to January 31, 2020

PS-20

Citigroup Global Markets Holdings Inc.

Information About Wynn Resorts, Limited

Wynn Resorts, Limited owns and operates luxury hotels and destination casino resorts in Las Vegas, Nevada, Macau, and China. The company offers amenities such as guest rooms and suites, restaurants, golf courses, and on-site luxury automotive dealerships. The underlying shares of Wynn Resorts, Limited are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Wynn Resorts, Limited pursuant to the Exchange Act can be located by reference to SEC file number 000-50028 through the SEC’s website at http://www.sec.gov. In addition, information regarding Wynn Resorts, Limited may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Wynn Resorts, Limited trade on the NASDAQ Global Select Market under the ticker symbol “WYNN.”

We have derived all information regarding Wynn Resorts, Limited from publicly available information and have not independently verified any information regarding Wynn Resorts, Limited. This pricing supplement relates only to the securities and not to Wynn Resorts, Limited. We make no representation as to the performance of Wynn Resorts, Limited over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Wynn Resorts, Limited is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of Wynn Resorts, Limited on January 31, 2020 was $126.16.

The graph below shows the closing value of Wynn Resorts, Limited for each day such value was available from January 2, 2015 to January 31, 2020. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

Wynn Resorts, Limited – Historical Closing Values January 2, 2015 to January 31, 2020

PS-21

Citigroup Global Markets Holdings Inc.

Information About Yum China Holdings, Inc.

Yum China Holding, Inc. operates as a holding company. The company, through its subsidiaries, manages restaurants chains which offer pizza, entrees, pasta, rice dishes, appetizers, soups, vegetables, beverages, and desserts. Yum China Holding, Inc. conducts its business worldwide. The underlying shares of Yum China Holdings, Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Yum China Holdings, Inc. pursuant to the Exchange Act can be located by reference to SEC file number 001-37762 through the SEC’s website at http://www.sec.gov. In addition, information regarding Yum China Holdings, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Yum China Holdings, Inc. trade on the New York Stock Exchange under the ticker symbol “YUMC.”

We have derived all information regarding Yum China Holdings, Inc. from publicly available information and have not independently verified any information regarding Yum China Holdings, Inc. This pricing supplement relates only to the securities and not to Yum China Holdings, Inc. We make no representation as to the performance of Yum China Holdings, Inc. over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Yum China Holdings, Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of Yum China Holdings, Inc. on January 31, 2020 was $43.07.

The graph below shows the closing value of Yum China Holdings, Inc. for each day such value was available from October 17, 2016 to January 31, 2020. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

Yum China Holdings, Inc. – Historical Closing Values October 17, 2016 to January 31, 2020

PS-22

Citigroup Global Markets Holdings Inc.

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions below and in “United States Federal Tax Considerations” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations. However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2023 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $12.50 for each security sold in this offering. Broker-dealers affiliated with CGMI, including Citi International Financial Services, Citigroup Global Markets Singapore Pte. Ltd. and Citigroup Global Markets Asia Limited, and financial advisors employed by such affiliated broker-dealers will collectively receive a fixed selling concession of $12.50 for each security they sell.

PS-23

Citigroup Global Markets Holdings Inc.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Certain Selling Restrictions

Hong Kong Special Administrative Region

The contents of this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus have not been reviewed by any regulatory authority in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”). Investors are advised to exercise caution in relation to the offer. If investors are in any doubt about any of the contents of this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus, they should obtain independent professional advice.

The securities have not been offered or sold and will not be offered or sold in Hong Kong by means of any document, other than

(i)	to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or

(ii)	to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “Securities and Futures Ordinance”) and any rules made under that Ordinance; or

(iii)	in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

There is no advertisement, invitation or document relating to the securities which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits and are not covered by the Hong Kong Deposit Protection Scheme.

Singapore

This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore, and the securities will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly, the securities may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this pricing supplement or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any securities be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person under Section 275(1) of the Securities and Futures Act or to any person pursuant to Section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. Where the securities are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

PS-24

Citigroup Global Markets Holdings Inc.

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an individual who is an accredited investor, securities (as defined in Section 239(1) of the Securities and Futures Act) of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the relevant securities pursuant to an offer under Section 275 of the Securities and Futures Act except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the Securities and Futures Act or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act; or

(ii)	where no consideration is or will be given for the transfer; or

(iii)	where the transfer is by operation of law; or

(iv)	pursuant to Section 276(7) of the Securities and Futures Act; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Any securities referred to herein may not be registered with any regulator, regulatory body or similar organization or institution in any jurisdiction.

The securities are Specified Investment Products (as defined in the Notice on Recommendations on Investment Products and Notice on the Sale of Investment Product issued by the Monetary Authority of Singapore on 28 July 2011) that is neither listed nor quoted on a securities market or a futures market.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits. These securities are not insured products subject to the provisions of the Deposit Insurance and Policy Owners’ Protection Schemes Act 2011 of Singapore and are not eligible for deposit insurance coverage under the Deposit Insurance Scheme.

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Global Markets Holdings Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Global Markets Holdings Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Global Markets Holdings Inc. and Citigroup Inc., respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.

In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinions set forth below of Scott L. Flood, General Counsel and Secretary of Citigroup Global Markets Holdings Inc., and Barbara Politi, Assistant General Counsel—Capital Markets of Citigroup Inc. In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated May 17, 2018, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on May 17, 2018, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the trustee and that none of the terms of the securities nor the issuance and delivery of the securities and the related guarantee, nor the compliance by Citigroup Global Markets Holdings Inc. and Citigroup Inc. with the terms of the securities and the related guarantee respectively, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable, or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable.

In the opinion of Scott L. Flood, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Global Markets Holdings Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Global Markets Holdings Inc. is validly existing and in good standing under the laws of the State of New York; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Global Markets Holdings Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Global Markets Holdings Inc., and the performance by Citigroup Global Markets Holdings Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York.

Scott L. Flood, or other internal attorneys with whom he has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to his satisfaction, of such corporate records of Citigroup Global Markets Holdings Inc., certificates or documents as he has deemed appropriate as a basis for the opinions expressed above. In such examination, he or such persons has assumed the

PS-25

Citigroup Global Markets Holdings Inc.

legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Global Markets Holdings Inc.), the authenticity of all documents submitted to him or such persons as originals, the conformity to original documents of all documents submitted to him or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

In the opinion of Barbara Politi, Assistant General Counsel—Capital Markets of Citigroup Inc., (i) the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the guarantee of such securities by Citigroup Inc. and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture, and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Barbara Politi, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

Contact

Clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.

© 2020 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

PS-26